UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REALTY INCOME CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! REALTY INCOME CORPORATION SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 REALTY INCOME CORPORATION 2022 Annual Meeting May 17, 2022 Vote early by May 16, 2022 11:59 PM ET You invested in REALTY INCOME CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at Realty Income Corporation’s Annual Meeting. This is an important notice regarding the availability of proxy materials for the 2022 Annual Meeting to be held on May 17, 2022. Vote Virtually at the Meeting* May 17, 2022 9:00 a.m., Pacific Time Virtually at: www.virtualshareholdermeeting.com/realty2022 Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D72045-P68344 Get informed before you vote View the proxy materials online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 3, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. *The control number listed above is required to vote virtually at the 2022 Annual Meeting. Please reference the proxy materials for additional information on accessing the meeting. You may also vote prior to the meeting via Internet, phone or mail in accordance with the instructions on the proxy card.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D72046-P68344 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Please reference the proxy materials, including the proxy statement, related to this meeting for additional information. Proposal 1. The election of eleven director nominees named in the Proxy Statement to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. Nominees: 1b. Jacqueline Brady 1c. A. Larry Chapman 1a. Priscilla Almodovar 1d. Reginald H. Gilyard 1f. Priya Cherian Huskins 1g. Gerardo I. Lopez 1h. Michael D. McKee 1i. Gregory T. McLaughlin 1j. Ronald L. Merriman 1e. Mary Hogan Preusse 1k. Sumit Roy Proposal 2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. Proposal 3. A non-binding advisory proposal to approve the compensation of our named executive officers as described in the Proxy Statement. Proposal 4. Amendment of the Company’s charter to increase the number of authorized shares of common stock. For For For For For For For For For For For For For For